                                                                     EXHIBIT 3.5

                                  BY-LAWS OF

                       CAPITOL RESORTS OF FLORIDA, INC.

                               ARTICLE I-OFFICES
                               -----------------

        The principal office of the corporation shall be established and maintained at 1200 North Ocean Blvd., Pompano Beach, FL 33062 in the City of Pompano Beach, County of Broward, State of Florida. The corporation may also have offices as such places within or without the State of Florida as the board may from time to time establish.

                           ARTICLE II - STOCKHOLDERS
                           -------------------------

1.      PLACE OF MEETING

        Meetings of stockholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the board shall authorize.

2.      ANNUAL MEETING

        The annual meeting of stockholders shall be held on the 1st day of July, at 10:00 a.m. in each year; however, if such day falls on a Sunday or a legal holiday, then on the next business day following at the same time, the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

3.      SPECIAL MEETINGS

        Special meetings of the stockholders may be called by the board or by the president or at the written request of stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten nor more than sixty days after the request is made. The secretary shall issue the call for the meeting unless the president, the board or the stockholders shall designate another to make said call.

4.      NOTICE OF MEETINGS

        Written notice of each meeting of stockholders shall state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each stockholder having the right and entitled to vote at such meetings at his last address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any stockholder shall transfer his stock after notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting either before, during or after the meeting.

5.  RECORD DATE

    The board may fix a record date not more than forty days prior to the date set for a meeting of stockholders as the date as of which the stockholders of record who have the right to an are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. Notice that such date has been fixed shall be published in the city, town or county where the principal office of the corporation is located and in each city or town where a transfer agent of the stock of the corporation is located.

6.  VOTING

    Every stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date as fixed by the board and if no record date was fixed on the date of the meeting, on the date of the meeting. The books of records of stockholders shall be produced at the meeting upon the request of any stockholder. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

7.  QUORUM

    The presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

8.  PROXIES

     At any stockholders meetings or any adjournment thereof, any stockholder or record having the right and entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide.

                            ARTICLE III - DIRECTORS
                            -----------------------

1. BOARD OF DIRECTORS

   The business of the corporation shall be managed and its corporate powers exercised by a board of two (2) directors, of whom shall be of full age. It shall not be necessary for directors to be stockholders.

2. ELECTION AND TERM OF DIRECTORS

   Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

3. VACANCIES

   If the office of any director, member of a committee or other office becomes vacant the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4. REMOVAL OF DIRECTORS

   Any or all of directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of stockholders called for the purpose.

5. NEWLY CREATED DIRECTORSHIPS

   The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6.  RESIGNATION

    A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

7.  QUORUM OF DIRECTORS

    A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be give other than by announcement at the meeting which shall be so adjourned.

8.  PLACE AND TIME OF BOARD MEETINGS

    The board may hold its meetings at the office of the corporation or at such other places either within or without the State of Florida as it may from time to time determine.

9.  REGULAR ANNUAL MEETING

    A regular annual meeting of the board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

10. NOTICE OF MEETINGS OF THE BOARD

    Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days' notice to each director either personally or by mail or by wire; special meeting shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a Waiver of Notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

11. EXECUTIVE AND OTHER COMMITTEES

    The board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-Laws may exercise the powers of the board in the management of the business of the corporation.

12. COMPENSATION

    No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                             ARTICLE IV - OFFICERS
                             ---------------------

1.  OFFICERS, ELECTION AND TERM

    a) The board may elect or appoint a chairman, a president, one or more vice-presidents, a secretary, an assistant secretary, a treasurer and an assistant treasurer and such other officers as it may determine who shall have duties and powers as hereinafter provided.

    b) All officers shall be elected or appointed to hold office until the meeting of the board following the next annual meeting of stockholders and until their successors have been elected or appointed and qualified.

    c) Any two or more offices may be held by the same person.

    d) The salaries of all officers shall be fixed by the board.

    e) The directors may require any officer to give security for the faithful performance of his duties.

3.  CHAIRMAN

    The chairman of the board, if one be elected, shall preside at all meetings of the board and he shall have and perform such other duties as from time to time may be assigned to him by the board or the executive committee.

4.  PRESIDENT

    The president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the chairman of the board, at all meetings of the board, and shall have general supervision direction and control of the business of the corporation. Except as the board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary of the treasurer or an assistant secretary or an assistant treasurer.

5.  VICE-PRESIDENTS

    During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

6.  SECRETARY

    The secretary shall attend all meetings of the board and of the stockholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of stockholders and of special meetings of the board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board, when required, prepare, cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the board or assigned to him by the president.

7.  ASSISTANT-SECRETARIES

   During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

8.  TREASURER

   The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board, disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements, render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation, render a full financial report at the annual meeting of the stockholders if so requested, be furnished by all corporate officers and agents at his request with such reports and statements as he may require as to all financial transactions of the corporation, and perform such other duties as are given to him by these By-Laws or as from time to time are assigned to him by the board or the president.

9.  ASSISTANT-TREASURERS

    During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

10. SURETIES AND BONDS

    In case the board shall so required, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                      ARTICLE V - CERTIFICATE FOR SHARES
                      ----------------------------------

1.  CERTIFICATES

    The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president and the secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

2.  LOST OR DESTROYED CERTIFICATES

    The board may direct a new certificate or certificates to be issued in place of any certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in this discretion and as a condition precedent to the issuance thereof require the owner of such lost or destroyed certificate of certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

3.  TRANSFERS OF SHARES

    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. No transfer shall be made within ten days next preceding the annual meeting of the stockholders.

4.  CLOSING TRANSFER BOOKS

    The board shall have the power to close the share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (a) any stockholder's meeting, or (b) any date upon which stockholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those stockholders of records at the time the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting or (b) allowing them to take appropriate action, or (c) entitling them to receive an dividend or other form of distribution.

                            ARTICLE VI - DIVIDENDS
                            ----------------------

    The board may out of fund legally available, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the board shall deem conducive to the interest of the corporation.

                         ARTICLE VII - CORPORATE SEAL
                         ----------------------------

     The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "CORPORATE
SEAL, FLORIDA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                    ARTICLE VIII - EXECUTION OF INSTRUMENTS
                    ---------------------------------------

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board.


                    ARTICLE X - NOTICE AND WAIVER OF NOTICE
                    ---------------------------------------

     Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

                           ARTICLE XI - CONSTRUCTION
                           -------------------------

     Whenever a conflict arises between the language of these By-Laws and the Articles of Incorporation, the Articles of Incorporation shall govern.

                        ARTICLE XII - CLOSE CORPORATION
                        -------------------------------

        Any action of the stockholders, directors or committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the secretary of the corporation as part of the proceedings of the stockholders, directors or committees as the case may be.

                           ARTICLE XIII - AMENDMENTS
                           -------------------------

        These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting.